Exhibit 99.1

Investors and Media:

Chris Oltmann

(818) 532-3708

Velocity Financial Update on Current Operating Conditions

Westlake Village, CA – March 18, 2020 – Velocity Financial, Inc. (NYSE: VEL), (the “Company”) today provided an update on the current operating environment and operational metrics.

Loan origination volume for the two months ended February 29, 2020 totaled $204.5 million in UPB, a 49 percent increase from the same period in 2019. The total loan portfolio totaled $2.11 billion in unpaid principal balance (UPB) on February 29, 2020, up 30 percent from February 28, 2019. Loans held for investment comprised 90 percent of the total loan portfolio on February 29, 2020, with the remainder consisting of short-term held for sale loans.

The Company, through its operating subsidiary Velocity Commercial Capital (“VCC”), maintains operating liquidity through three separate Bank warehouse financing facilities totaling $550 million in total capacity. As of March 17, 2020, available capacity on these Bank warehouse facilities totaled $253 million. Recently, one of the Company’s warehouse banks, Barclays Bank PLC, agreed to increase its financing line capacity to $300 million from $250 million to support origination volume growth. Moreover, in February, the Company completed its first securitization transaction of 2020, and its 13th transaction overall, totaling $249 million of securities issued.

“We remain focused on the health of our employees and the communities in which we work and live while also maintaining operational readiness to serve our brokers effectively as the COVID-19 pandemic situation evolves,” said President and CEO, Chris Farrar. “Our business is performing very well, we continue to see strong demand for debt financing from investors, and the Company remains on a sound footing both financially and operationally. We maintain substantial liquidity and have enjoyed longstanding relationships with our warehouse banks, who have supported the Company through a variety of market conditions over our 15-year operating history. While it is too soon to assess the long-term economic impact of the pandemic on real estate values or demand for debt financing, our considerable operational track record and experience will help us successfully navigate this rapidly evolving environment.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that originates and manages investor loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers it has built and refined over 15 years.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and real estate market conditions, (2) regulatory and/or legislative changes, (3) our ability to retain and attract loan originators and other professionals, and (4) changes in federal government fiscal and monetary policies.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ‘‘Risk Factors” the Company previously disclosed in its prospectus filed with the SEC on January 17, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

2